UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

Roundy’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 231-5000 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Roundy’s, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-178311) (as amended, the “Registration Statement”), which became effective on February 7, 2012 (such time, the “Effective Time”), and filed the related final prospectus (the “Prospectus”) on February 9, 2012. The summary compensation table for the 2011 fiscal year which was included in the Registration Statement and Prospectus did not reflect 2011 non-equity incentive plan compensation under the 2011 bonus plan because, at the Effective Time, these amounts were not yet calculable.

Effective on February 28, 2012, the non-equity incentive plan compensation amounts for each executive officer for the 2011 fiscal year were finally determined. The amount awarded to each of the Company’s 2011 named executive officers and the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table had the amounts of these awards been determined prior Effective Time are set forth below.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($)	Total ($)
Robert Mariano
Chairman, President and Chief Executive Officer	702,309	1,623,273

Darren Karst
Executive Vice President and Chief Financial Officer	532,763	1,219,798

Donald Rosanova
Executive Vice President—Operations	290,849	797,650

John Boyle
Group Vice President—Store Operations	150,419	542,331

Donald Fitzgerald
Group Vice President—Merchandising and Procurement	150,419	538,533

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

Date: March 5, 2012 Name:	/s/ Ed Kitz
Ed Kitz
Title: Corporate Secretary and Group Vice President — Legal, Risk and Treasury

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